Exhibit 99.1

Cineverse Reports Third Quarter Fiscal Year 2024 Results

Total Revenue of $13.3 Million

Total Direct Operating Margin Increased to 59% from 48%

Selling, General, and Administrative Expenses Decreased By $2.7 Million, or 30%

Adjusted EBITDA of $1.8 Million

LOS ANGELES, February 14, 2024 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company, today announced its financial results for the fiscal third quarter ended December 31, 2023 (“Q3 FY 2024”).

Q3 FY 2024 Highlights (all comparisons are to the prior year fiscal quarter ended December 31, 2022):

Similar to the reported results for last quarter, the Company’s initiatives to reduce operating costs, optimize our streaming channel portfolio and increase margins continued to have a very positive impact on our financial results. Although revenue, operating profit, and net income decreased due to the impact in last year's third quarter of the runoff of the Company's legacy digital cinema business ($7.2 million in revenue, 84% operating margin) (the "Digital Cinema" impact), last year's theatrical success driven by the horror phenomenon Terrifier 2 ($3.8 million decrease in theatrical revenue) (the "Terrifier 2" impact), and the recognition of losses stemming from the Company's investment in A Metaverse Company (a $3.0 million non-cash loss) (the "Metaverse" impact), direct operating margins improved significantly to 59% and SG&A expenses decreased markedly by 30%. The Company generated positive adjusted EBITDA of $1.8 million in the quarter. Excluding the $3.0 million non-cash Metaverse impact, net income for the quarter was a positive $0.2 million. Importantly, the Company has also secured the rights to Terrifier 3, which is scheduled for Q3 FY 2025 release, is currently filming, and was recently named by USA Today as one of the top ten most highly anticipated horror films of 2024.

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Total revenue was $13.3 million versus $27.9 million, reflecting the Digital Cinema and Terrifier 2 impacts, and the impact of our channel portfolio optimization efforts where we have culled lower margin channels, concentrating our resources on higher-return performers.
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Subscription-based revenues increased 13% to $3.4 million, driven by the continued success of the company’s enthusiast streaming services. Total paid subscribers to our channels grew to 1.4 million, an increase of 30% year-over-year and 11% over the prior quarter.
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Advertising-based revenues declined 31% to $4.1 million, primarily due to our channel optimization efforts, a non-recurring technical transition with a large FAST platform partner and the continued impact of the current economic climate on the advertising market.
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The Company's direct operating expenses decreased to $5.5 million from $14.4 million and direct operating margin increased to 59%, compared to 48%.
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SG&A expenses decreased $2.7 million, or 30%, primarily driven by a reduction of 34 domestic employment positions, our off-shoring initiative to Cineverse Services India, and tight spending controls.
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In FY 2024, the Company launched Cineverse Services India (“Cineverse Services”), a new business unit that expands upon the Company’s successful India operations to consolidate Cineverse's support operations at vastly reduced costs. This is anticipated to help generate as much as $8.0 million in annualized direct operating and SG&A cost reductions when fully implemented. We have already off-shored or identified 29 employment positions that are moving to Cineverse Services.
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Operating income decreased by $3.0 million to $0.4 million, primarily due to the Digital Cinema and the Terrifier 2 impacts in the prior year.
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Net loss attributable to common stockholders was $2.9 million, or $(0.22) earnings per share, down from net income of $4.9 million, or $0.55 earnings per share. The quarter's loss was due to the Metaverse impact, an investment which was originally acquired in a cashless transaction. Excluding the Metaverse impact, net income attributable to common stockholders for the quarter was a positive $0.2 million.
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Adjusted EBITDA decreased by $3.2 million to $1.8 million, primarily due to the Digital Cinema and the Terrifier 2 impacts.
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Financial condition overview:
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Cash and cash equivalents of $5.5 million as of December 31, 2023.
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Stockholders’ equity was $43.3 million, or $3.27 per outstanding share as of December 31, 2023.
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Digital content library valued in FY 2024 at $26 million to $30 million in a third-party appraisal, compared to a book value of $2.7 million as of December 31, 2023.
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The Company expanded its line of revolving line of credit capacity from $5.0 million to $7.5 million.

Operational Developments During the Quarter

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Announced LightningFAST – a market-defining partnership with streaming technology leader, Amagi, that will enable Video Service Providers to launch and scale FAST channels with minimum effort, for maximum returns. This partnership, which means both a combined product offering, and sales and marketing resources, is expected to expand our Matchpoint offerings into the Enterprise client space.
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Further expanded MatchpointAI offerings through strategic partnerships with Vionlabs to enable next-generation search via cognitive AI for Matchpoint customers and Cineverse subscribers.
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Announced a new Cineverse Matchpoint managed services partnership for three channels with major Children’s programmer 9 Story, including the beloved “Barney” and “Garfield” franchises.
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Expanded our subscription service offerings with the launch of Midnight Pulp on Amazon Prime Channels, Comcast Xfinity and The Roku Channel.
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Ramped up low-cost content acquisitions, including fan favorite “River,” to boost customer retention and engagement with increased margins.
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Bloody Disgusting consumer products launched in October, with a branded clothing line being sold in more than 600 Spencer's Gifts retail locations nationwide.
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Capitalized on the momentum of Bloody Disgusting Horror Brand, with the expansion of audio business and formation of new publishing imprint, Bloody Press.
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Welcomed Mary Ann Halford to the Board of Directors.

Operational Developments Subsequent to Quarter-End

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Launched LightningFAST at CES 2024 – saw significant lead generation and potential revenue generation from event.
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Debuted FAST channel Dog Whisperer with Cesar Milan FAST channel – featuring every episode of the beloved series – on Amazon Freevee.
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Premiered Sid & Marty Krofft Channel – featuring 50 years of iconic shows now made available as VOD offering on Roku Channel, Cineverse, Dove Channel and Midnight Pulp. This marks a historic re-release of the remastered library – making the culture-defining shows available on digital platforms for the first time thanks to Cineverse’s proprietary streaming technology, Matchpoint.
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Expanded existing credit line with East West Bank to $7.5 Million – further strengthening Cineverse’s balance sheet without equity dilution.
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Announced partnership with Google Cloud to launch cineSearch, a conversational search & discovery (SAND) tool for film and television content, with a public beta coming in Spring 2024.

Management Commentary

Chris McGurk, Cineverse Chairman and CEO, stated, “Continuing the trend from our last reported quarter, we saw significant margin growth this quarter resulting from our initiatives to streamline our cost structure and optimize our streaming channel portfolio. Direct operating margin increased to 59% versus 48% last year and SG&A expenses decreased by $2.7 million or 30%. This was an additional $0.5 million in SG&A reductions versus our last reported quarter. Fiscal year to date, we have reduced SG&A by $7.9 million or 27%. Additionally, our more than two-dozen enthusiast streaming channels and multiple revenue streams give us the ability to manage our business as a portfolio. This provides us with a unique opportunity to improve our profitability by optimizing our portfolio by eliminating channels that generate lower margin revenues and, instead, focusing resources on higher return channels. Clearly, our cost reduction, channel optimization and other margin improvement efforts are generating significant positive results, and we are far from done in this area as we drive toward our goal of sustainable profitability. In fact, excluding the impact of the non-cash, non-operating loss recognized on our investment in A Metaverse Company, this quarter's net income was $0.2 million.”

McGurk continued, “Cineverse Services in India, where we are in the process of off-shoring a significant number of domestic positions to a trusted and successful Company-owned operation, will continue to drive further reductions in our operating expenses and sustain these improved margins. This is a unique competitive advantage for Cineverse that we intend to take full advantage of. Already, we have transferred and/or identified 29 employment positions that are moving to Cineverse Services. And, in addition to significant additional cost savings as we move toward our goal of an $8 million annualized reduction in costs, we fully expect that workflows and operational efficiencies will continue to improve significantly as a result of this initiative.”

Erick Opeka, President and Chief Strategy Officer of Cineverse, added, “Our efforts on streamlining continue to pay off. At 59%, our direct operating margins signal that our business model of building deep fan bases in popular verticals and providing scale volumes of relevant, library and low-cost first window content is a model that works. As we have nearly fully optimized our margins on the operating side, we continue to focus reducing our SG&A costs to scale up the bottom line. In the quarter, we continued to leverage both automation and our off-shore services hub, and expect to achieve our profitability goals over the next two quarters."

Opeka continued, “With strong direct operating margins, rapidly improving net margins and EBITDA, we have built a model that has the potential to profitably scale. In order to drive topline growth, we will focus on four key areas: leveraging our partnership with Amagi to drive high-margin technology revenues, expanding our distribution of SVOD, AVOD and FAST streaming channels to our vast OEM and tech partner network, expanding licensing our 71,000 title library to those same partners, and growing and driving direct ad sales on our channels and our new ad network. We believe this diversified approach will be the building block for a unique, diversified streaming business with the unique nature of having best-in-class margins and profitability. Finally, the partnership with Google Cloud we just announced for cineSearch, an innovative AI-based streaming movie search platform, underscores the momentum and potential of our technology business. This demonstrates again that Cineverse continues to be at the forefront of the entertainment industry by applying AI technology in a first-to-market, enhanced search feature that enables users to search through a huge volume of films across multiple dimensions and is unavailable on any other platform."

Conference Call

Cineverse will host a conference call at 4:30 p.m. ET (Wednesday, February 14, 2024), during which management will discuss the results of the fiscal third quarter ended December 31, 2023. To participate in the conference call, please use the following dial-in numbers:

United States (Local): +1 404 975 4839

United States (Toll-Free): +1 833 470 1428

Canada (Toll-Free): +1 833 950 0062

Access code: 080162

The conference call can also be accessed by webcast at the Investors section of the Company's website at https://investor.cineverse.com/events-and-presentations. Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

About Cineverse

Cineverse’s advanced, proprietary technology drives the distribution of over 70,000 premium films, series, and podcasts to more than 150 million unique viewers monthly. From providing a complete streaming solution to some of the world’s most recognizable brands, to super-serving their own network of fan channels, Cineverse is powering the future of Entertainment. For more information, please visit www.cineverse.com. (NASDAQ: CNVS)

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

Julie Milstead

424-281-5411

investorrelations@cineverse.com

CINEVERSE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of
	December 31,	March 31,
	2023	2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$5,539	$7,152
Accounts receivable	16,416	20,846
Unbilled revenue	2,454	2,036
Employee retention tax credit	1,672	2,085
Content advances	8,477	3,724
Other current assets	1,678	1,734
Total Current Assets	36,236	37,577
Equity investment in A Metaverse Company, a related party, at fair value	1,276	5,200
Property and equipment, net	2,065	1,833
Intangible assets, net	18,727	19,868
Goodwill	20,824	20,824
Content advances, net of current portion	3,153	1,421
Other long-term assets	943	1,265
Total Assets	$83,224	$87,988
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$26,987	$34,531
Line of credit, including unamortized debt issuance costs of $69 and $76, respectively	4,931	4,924
Current portion of earnout and deferred consideration on purchase of business	4,064	5,232
Operating lease liabilities	440	418
Current portion of deferred revenue	246	226
Total Current Liabilities	36,668	45,331
Deferred consideration on purchase, net of current portion	2,639	2,647
Operating lease liabilities, net of current portion	531	863
Other long-term liabilities	59	74
Total Liabilities	$39,897	$48,915
Stockholders’ Equity
Preferred stock	$3,559	$3,559
Common stock	192	185
Additional paid-in capital	542,482	530,998
Treasury stock, at cost	(11,978)	(11,608)
Accumulated deficit	(489,341)	(482,395)
Accumulated other comprehensive loss	(417)	(402)
Total stockholders’ equity of Cineverse Corp.	44,497	40,337
Deficit attributable to noncontrolling interest	(1,170)	(1,264)
Total equity	43,327	39,073
Total Liabilities and Equity	$83,224	$87,988

CINEVERSE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2023	2022	2023	2022
Revenues	$13,276	$27,882	$39,268	$55,478
Operating expenses
Direct operating	5,464	14,411	17,097	29,859
Selling, general and administrative	6,373	9,107	21,088	29,016
Depreciation and amortization	1,012	924	2,787	2,908
Total operating expenses	12,849	24,442	40,972	61,783
Operating income (loss)	427	3,440	(1,704)	(6,305)
Interest expense	(291)	(367)	(781)	(880)
Loss from investment in Metaverse, a related party	(3,043)	—	(3,761)	(1,828)
Employee retention tax credit	—	2,025	—	2,475
Other income (expenses), net	147	(76)	(331)	(82)
Net (loss) income before income taxes	(2,760)	5,022	(6,577)	(6,620)
Income tax benefit (expense) expense	24	—	(12)	—
Net (loss) income	(2,736)	5,022	(6,589)	(6,620)
Net income attributable to noncontrolling interest	(41)	(8)	(94)	(35)
Net (loss) income attributable to controlling interests	(2,777)	5,014	(6,683)	(6,655)
Preferred stock dividends	(87)	(88)	(263)	(264)
Net (loss) income attributable to common stockholders	$(2,864)	$4,926	$(6,946)	$(6,919)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.22)	$0.55	$(0.59)	$(0.78)
Diluted	$(0.22)	$0.55	$(0.59)	$(0.78)

Weighted average shares of common stock outstanding:
Basic	12,828	8,945	11,678	8,854
Diluted	12,828	8,945	11,678	8,854

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income (loss) from operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to net income (loss) from operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net (loss) income to Adjusted EBITDA (in thousands):

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net (loss) income	$(2,736)	$5,022	$(6,589)	$(6,620)
Add Backs:
Income tax (benefit) expense	(24)	—	12	—
Depreciation and amortization	1,012	924	2,787	2,908
Interest expense	291	367	781	880
Stock-based compensation	183	658	1,092	3,855
Loss from equity investment in Metaverse, a related party	3,043	—	3,761	1,828
Employee retention tax credit	—	(2,025)	—	(2,475)
Provision for doubtful accounts	—	7	—	54
Other (income) expense, net	(147)	76	2	82
Net income attributable to noncontrolling interest	(41)	(8)	(94)	(35)
Transition-related costs	259	15	1,094	371
Mergers and acquisitions costs	—	—	—	207
Adjusted EBITDA	$1,840	$5,035	$2,846	$1,056